UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2021
Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

	Delaware		001-34249	95-0725980
	(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

	1912 Farmer Brothers Drive,	Northlake,	Texas	76262
(Address of Principal Executive Offices) (Zip Code)

		888	301-0489
(Registrant’s Telephone Number, Including Area Code)

None
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class		Trading Symbol(s)	Name of Each Exchange on Which Registered
	Common Stock, $1.00 par value		FARM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On April 28, 2021, by mutual agreement with Farmer Bros. Co., a Delaware corporation (the “Company"), Ronald J. Friedman voluntarily resigned from his position as Chief Human Resources Officer of the Company, effective May 1, 2021.
(e)    In connection with his resignation, the Company and Mr. Friedman entered into a Confidential General Release and Separation Agreement (the “Separation Agreement”). Subject to the terms of the Separation Agreement, including effectiveness of a general release of claims against the Company, Mr. Friedman will be entitled to receive nine (9) months of severance pay, nine (9) months of COBRA assistance and up to $15,000 of outplacement services. The foregoing description of the Separation Agreement is qualified in its entirety by the full text of the Separation Agreement filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Confidential Separation and Release Agreement by and between Ronald J. Friedman and Farmer Bros. Co. dated April 29, 2021.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    April 30, 2021

FARMER BROS. CO.

By:	/s/ Scott R. Drake
Scott R. Drake
Chief Financial Officer (principal financial officer)